SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 29, 2005
                                                         ---------------



                               CAPITAL TRUST, INC.
             (Exact Name of Registrant as specified in its charter)



           Maryland                    1-14788                 94-6181186
---------------------------       ------------------      ---------------------
(State or other jurisdiction      (Commission File            (IRS Employer
     of incorporation)                  Number)             Identification No.)


                 410 Park Avenue, 14th Floor, New York, NY 10022
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 655-0220
                                                          ---------------

                                       N/A
                                    ---------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  1.01        Entry Into a Material Definitive Agreement

         On March 29, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Capital Trust, Inc. (the "Company") approved a grant of performance compensation awards (the "Award Agreement") to John R. Klopp, the Company's chief executive officer and president, pursuant to Mr. Klopp's employment agreement. The Award Agreement provides for an annual cash bonus opportunity ("Cash Bonus Award") for 2005 ranging from 100% of Mr. Klopp's base salary at threshold performance to 200% of Mr. Klopp's base salary at maximum performance (with a target of 150% of Mr. Klopp's base salary at target performance). In addition, the Award Agreement provides for an award of restricted shares ("Restricted Shares Award"), ranging in value from $250,000 should Mr. Klopp achieve threshold performance to $750,000 should Mr. Klopp achieve maximum performance (with a target of $500,000 should Mr. Klopp achieve target performance). In each case, the amount of cash earned or the value of the restricted shares earned will be based on the achievement of the performance measures established by the Compensation Committee for 2005. These performance measures include specified amounts of dividends declared per share, net income per share and gross originated investments at threshold, target and maximum performance and are weighted 50%, 20% and 30%, respectively. The awards provide for proration between threshold and maximum performance. The restricted shares earned under the Restricted Share Award will be subject to further vesting: 50% of each award earned will vest in equal quarterly installments over the three year period from the date of issuance and 50% of each award earned will vest on the fourth anniversary from the date of issuance provided the total shareholder return during the four-year vesting period is at least 13% per annum. The Cash Bonus Award and the Restricted Shares Award are subject to the terms of the Company's Amended and Restated 2004 Long-Term Incentive Plan and the Award Agreement. The foregoing description is qualified in its entirety by reference to a form of the Award Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q which the Company intends to file in May 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                           CAPITAL TRUST, INC.


                                           By:      /s/ John R. Klopp
                                              --------------------------
                                                Name:    John R. Klopp
                                                Title:   Chief Executive Officer




Date: April 4, 2005